Exhibit 99.B(j)(i)

[DECHERT LLP LETTERHEAD]

April 25, 2008

ING Investors Trust

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Re:	ING Investors Trust
(File Nos. 033-23512 and 811-05629)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 89 to the Registration Statement of ING Investors Trust.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP